Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on the combined financial statements of Carroll's Group included in this Form 8-K/A, into the Company's previously filed Registration Statement File Numbers 33-51024, 33-14219, 333-34553, and 333-81917. It should be noted that we have not audited any financial statements of the company subsequent to December 26, 1998 or performed any audit procedures subsequent to the date of our report.


                            /s/ Arthur Andersen LLP

Raleigh, North Carolina,
July 19, 1999